As filed with the Securities and Exchange Commission on February 26, 2021.

Registration No. 333-253444

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Tech and Energy Transition Corporation
(Exact name of registrant as specified in its charter)

Delaware	6770	83-0781939
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

125 W 55th St
New York, NY 10019
Telephone: (212) 231-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporation Service Company
251 Little Falls Drive
Wilmington, DE 19808
Telephone: (800) 927-9800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas J. Ivey, Esq. Gregg Noel, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue, Suite 1400 Palo Alto, CA 94301 (650) 470-4500	Frank Lopez, Esq. Jonathan Ko, Esq. Paul Hastings LLP 200 Park Avenue New York, NY 10166 (212) 318-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 (“Amendment No. 1”) to the Registration Statement on Form S-1 (File No. 333-253444) of Tech and Energy Transition Corporation (Registration Statement) is being filed as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. The following exhibits are being filed herewith:

Exhibit	Description
1.1**	Form of Underwriting Agreement
3.1*	Certificate of Incorporation
3.2*	Certificate of Amendment of Certificate of Incorporation
3.3*	Form of Amended and Restated Certificate of Incorporation
3.4**	Bylaws
4.1*	Specimen Unit Certificate
4.2*	Specimen Class A Common Stock Certificate
4.3**	Specimen Warrant Certificate (included in Exhibit 4.4)
4.4**	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant
5.1**	Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
10.1*	Promissory Note, dated December 16, 2020 issued to Tech and Energy Transition Sponsor LLC
10.2**	Form of Letter Agreement among the Registrant and the Registrant’s officers and directors and Tech and Energy Transition Sponsor LLC and its members
10.3*	Form of Investment Management Trust Agreement between and the Registrant
10.4**	Form of Registration Rights Agreement between the Registrant and certain security holders
10.5*	Securities Subscription Agreement, dated December 4, 2017, between the Registrant and M Acquisition IV Sponsor, LLC
10.6*	Warrants Subscription Agreement between the Registrant and Tech and Energy Transition Sponsor LLC
10.7*	Form of Indemnity Agreement
10.8*	Securities Subscription Agreement, dated January 22, 2021, between the Registrant and Dan Hesse
14*	Form of Code of Ethics
23.1*	Consent of Marcum LLP
23.2**	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
24*	Power of Attorney (included on signature page of this Registration Statement)
99.1*	Consent of Dan Hesse
99.2*	Consent of Virginia Breen
99.3*	Consent of James Avery
99.4*	Consent of Gregory Gilmore
99.5*	Consent of Diarmuid B. O’Connell
99.6*	Consent of David Roseman
99.7*	Audit Committee Charter
99.8*	Compensation Committee Charter
99.9*	Nominating and Corporate Governance Committee Charter
99.10*	Investment Committee Charter

*	Filed previously.
**	Filed herewith.

(b)	Financial Statements. See page F-1 for an index to the financial statements and schedules included in the registration statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 26th day of February 2021.

TECH AND ENERGY TRANSITION CORPORATION

By:	/s/ John Spirtos
Name:	John Spirtos
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of John Spirtos and Stephan Feilhauer, each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-1 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Spirtos	Chief Executive Officer and President	February 26, 2021
John Spirtos	(Principal Executive Officer)

/s/ Stephan Feilhauer	Chief Financial Officer	February 26, 2021
Stephan Feilhauer	(Principal Financial and Accounting Officer)

/s/ Lawrence Handen	Director	February 26, 2021
Lawrence Handen

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